UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
May 30, 2019

Denali Therapeutics Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38311	46-3872213
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)
161 Oyster Point Blvd.
South San Francisco, California 94080
(Address of principal executive offices, including zip code)

(650) 866-8548
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last reports)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	DNLI	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07  Submission of Matters to a Vote of Security Holders.
On May 30, 2019, Denali Therapeutics Inc. (the “Company”) held its annual meeting of stockholders. Of the 95,437,937 shares of common stock outstanding as of April 11, 2019, the record date for the meeting, 84,045,696 shares of common stock were represented at the meeting in person or by proxy, constituting 88.06% of the outstanding common stock entitled to vote. The matters voted upon at the meeting and the vote with respect to each such matter are set forth below:

(1)	Election of three Class II directors to hold office until the 2022 annual meeting of stockholders. Each of the following nominees was elected to serve as a Class II director, to hold office until the Company’s 2022 annual meeting of stockholders or until his or her respective successor has been duly elected and qualified or his or her earlier resignation or removal.

	Nominees	For	Withheld	Broker Non-Votes
	Peter Klein	74,338,731	2,286,127	7,420,838
	Robert Nelsen	74,290,819	2,334,039	7,420,838
	Vicki Sato, Ph.D.	73,152,992	3,471,866	7,420,838

(2)
The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 was ratified based on the following results of voting:

	For	Against	Abstain	Broker Non-Votes
	83,918,699	112,609	14,388	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENALI THERAPEUTICS INC.

Date:	June 3, 2019	By:	/s/ Steve E. Krognes
Steve E. Krognes
Chief Financial Officer